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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): October 11, 2001

                       Sensormatic Electronics Corporation
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               (Exact Name of Registrant as Specified in Charter)

        Delaware                        1-10739                   34-1024665
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 (State or Other Jurisdiction       (Commission File            (IRS Employer
       of Incorporation)                 Number)             Identification No.)



 951 Yamato Road, Boca Raton, Florida                             33431-0700
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 (Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: 561-989-7000
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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         Item 1.  Changes in Control of Registrant.

         On October 11, 2001, Tyco Acquisition Corp. XXIV (NV) ("Tyco Acquisition"), a Nevada corporation and wholly owned subsidiary of Tyco International Ltd., a Bermuda company ("Tyco"), accepted for exchange approximately 83 million common shares properly tendered in Tyco Acquisition's offer for the outstanding shares of common stock, par value $0.01 per share ("Common Shares"), of Sensormatic Electronics Corporation, a Delaware corporation (the "Company"), through the initial expiration time of midnight, New York City time, on Wednesday, October 10, 2001. These shares constitute approximately 86% of the total number of fully-diluted Common Shares as of such date. As a result, Tyco, through its wholly owned subsidiary Tyco Acquisition, has acquired control of the Company.

         On October 11, 2001, the Company disseminated a press release, a copy of which is incorporated by reference as Exhibit 99.1 hereto.

         Pursuant to the Agreement and Plan of Merger, dated as of August 3, 2001, as amended, between the Company and Tyco Acquisition, on October 11, 2001, the Company reconstituted its board of directors. All previous members of the Company's board of directors resigned, with the exception of Ronald G. Assaf and John T. Ray, Jr. In addition, the following designees of Tyco were appointed to the Company's board of directors: L. Dennis Kozlowski, Mark H. Swartz, Mark A. Belnick, Jerry R. Boggess, Jeffrey D. Mattfolk, M. Brian Moroze and Michael Robinson.

         Item 5.  Other Events.

         Also on October 11, 2001, the Company sent a notice to the record holders of its 6 1/2% Convertible Preferred Stock, par value $0.01 per share ("Preferred Shares"), that on November 12, 2001, all outstanding Preferred Shares will be redeemed for an aggregate price, including dividends accruing through the redemption date, of $261.171 per Preferred Share ($26.117 per related depositary share). Prior to 5:00 p.m., New York City time, on November 9, 2001, Preferred Shares may be converted into Common Shares at a conversion price of $19.52 per Common Share. Preferred Shares may also be converted, and the Common Shares issuable upon conversion tendered, during the subsequent offering period, currently scheduled to expire at 5:00 p.m., New York City time, on Wednesday, October 17, 2001, which is further described in Exhibit 99.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:

Exhibit  99.1 Joint Press Release of Tyco International Ltd. and
              Sensormatic Electronics Corporation, issued on October 11, 2001 (incorporated by reference to Exhibit (a)(5)(i) to Amendment No. 4 to the Solicitation/Recommendation Statement on Schedule 14D-9, filed with the Securities and Exchange Commission on October 11,
              2001).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2001



                                            SENSORMATIC ELECTRONICS CORPORATION
                                                           (Registrant)


                                            By:      /s/ Gregory C. Thompson
                                                  ------------------------------
                                            Name:    Gregory C. Thompson
                                            Title:   Senior Vice President and
                                                     Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit 99.1  Joint Press Release of Tyco International Ltd. and
              Sensormatic Electronics Corporation, issued on October 11, 2001 (incorporated by reference to Exhibit (a)(5)(i) to Amendment No. 4 to the Solicitation/Recommendation Statement on Schedule 14D-9, filed with the Securities and Exchange Commission on October 11,
              2001).